UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2023

SPX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6948	88-3567996
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6325 Ardrey Kell Road, Suite 400,
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (980) 474-3700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On April 28, 2023, SPX Enterprises, Inc. (“SPX Enterprises”), a wholly owned subsidiary of SPX Technologies, Inc. (the “Company”), and SPX Electric Heat, Inc., a wholly owned subsidiary of SPX Enterprises (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of April 28, 2023 (the “Merger Agreement”) with ASPEQ Parent Holdings, Inc., a Delaware corporation (“ASPEQ”), and Industrial Growth Partners V, L.P., as representative of the stockholders of ASPEQ (the “Representative”), providing for the acquisition by SPX Enterprises of ASPEQ for aggregate consideration of approximately $418 million in cash (subject to closing date adjustments) pursuant to a merger of Merger Sub with and into and ASPEQ, with ASPEQ being the surviving corporation of the merger (the “Merger”). Consummation of the Merger is subject to various conditions and regulatory approvals, as further described below.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•each share of common stock of ASPEQ (“ASPEQ Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by ASPEQ stockholders properly exercising dissenters’ rights under Delaware law (“Dissenters’ Shares”), which shall have customary appraisal rights, and shares held in treasury or by subsidiaries of ASPEQ) shall be converted into the right to receive the per share Merger Consideration in cash payable as set forth in the Merger Agreement;

•all outstanding options to purchase ASPEQ Common Stock (each, an “Option”) shall automatically be cancelled, and each Option, to the extent vested or would be vested in connection with the Merger and unexercised as of the Effective Time, shall entitle the holder to receive payment in cash equal to the extent by which the per share Merger Consideration exceeds the exercise price per share of such Option; and

•each share of common stock of Merger Sub shall be converted into a share of common stock of ASPEQ, as the surviving corporation of the merger, and as a result ASPEQ, as the surviving corporation of the Merger, will become a wholly owned subsidiary of the Company, and the directors of the Merger Sub shall be the initial directors of ASPEQ, as the surviving corporation of the Merger.

The Merger Agreement provides that the aggregate amount to be paid with respect to ASPEQ Company Stock and Options shall equal $418,000,000, subject to customary adjustments (the “Adjustments”) for the level of cash, net working capital, transaction related expenses, indebtedness and other similar items existing at ASPEQ and its subsidiaries as of a time on the date of the consummation of the Merger (the “Closing Date”) (such amount, as adjusted, the “Merger Consideration”). The Merger Agreement includes customary provisions, including a collar, for the Adjustments, the determination of the amount of the Adjustments, and the method for resolution of disagreements with respect to the amounts of the Adjustments. The Merger Agreement provides that, to support any downward adjustments and any other post-closing expenses of the holders of ASPEQ Common Stock, a portion of the Merger Consideration will be set aside in an escrow account and an additional amount will be set aside by the Representative to pay for any such expenses.

The consummation of the Merger is also subject to the satisfaction (or waiver, if applicable) of various customary conditions (with certain of such conditions applying only to SPX Enterprise’s obligation to consummate the Merger), including: (i) affirmative vote or consent of a majority of the issued and outstanding shares of ASPEQ Common Stock, including the consent of Industrial Growth Partners V, L.P., to the Merger (the “Requisite Stockholder Approval”); (ii) delivery of certain support documents from the holders of at least 95% of shares of ASPEQ Common Stock outstanding as of the Closing Date; (iii) the receipt of all requisite regulatory approvals, including the expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”); (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to ASPEQ arising since April 28, 2023; and (v) other customary closing conditions.

Each of SPX Enterprises, Merger Sub and ASPEQ have made customary representations, warranties and covenants in the Merger Agreement, including (i) obligations of ASPEQ and its subsidiaries to conduct their respective businesses in the ordinary course prior to the Closing and committing to not take certain actions that would not be in the ordinary course for ASPEQ, (ii) obligations of SPX Enterprises and Merger Sub to meet certain criteria in providing compensation and benefits to ASPEQ's employees for a limited period of time after the Closing, and (iii) obligations of each of the parties to maintain confidentiality and use its reasonable best efforts to consummate the transactions contemplated by the Merger Agreement.

Under the Merger Agreement, SPX Enterprises and ASPEQ have mutually agreed to make, or cause to be made, all filings and submissions required under the HSR Act within five (5) business days after the date of the Merger Agreement. The Merger Agreement requires SPX Enterprises to use “best efforts” (subject to certain limitations as set forth in the Merger Agreement) to take or cause to be taken all actions and do or cause to be done all things that are necessary, proper or advisable to obtain all consents and approvals required by such filings and submissions, and ASPEQ is required to cooperate with SPX Enterprises and use its commercially reasonable efforts to obtain all such consents and approvals, subject to specified exceptions.

The Merger Agreement provides that SPX Enterprises is to deliver to the Representative a copy of a representation and warranty insurance binder, and the accompanying draft insurance policy, obtained by SPX Enterprises and to pay or cause to be paid all premiums and other amounts required to be paid thereunder in the event that the Merger is consummated.

The Merger Agreement provides that it can be terminated: (i) by mutual written consent of ASPEQ and SPX Enterprises; (ii) by either ASPEQ or SPX Enterprises if one party violates any covenant, representation or warranty set forth in the Merger Agreement that would reasonably be expected to cause any conditions to the obligations of the other party not to be satisfied at the closing and, if such breach or failure is capable of being cured, such breaching party has failed to cure such breach within twenty (20) Business Days following the breaching party’s receipt of written notice of such breach or failure; (iii) by either ASPEQ or SPX Enterprises if a court of competent jurisdiction or governmental authority shall have issued a nonappealable final order, decree or ruling, or taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by the Merger Agreement; or (iii) by either ASPEQ or SPX Enterprises if the Closing Date does not occur by August 26, 2023, except that a party may not terminate the Merger Agreement on such basis if its breach of the Merger Agreement prevented the consummation of the transaction contemplated thereby; or (iv) by ASPEQ, if a withdrawal of a filing made under the HSR Act is required to be made under circumstances specified in the Merger Agreement.

The foregoing is a brief summary of the terms of the Merger Agreement that are material to the Company and is not intended to be a complete description of all terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.
(Registrant)

Date: May 4, 2023	By:	/s/ JOHN W. NURKIN
John W. Nurkin
Vice President, General Counsel and Secretary

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